Exhibit 23(i)10

DICKINSON WRIGHT PLLC                            500 WOODWARD AVENUE, SUITE 4000
                                                 DETROIT, MICHIGAN  48226-3425
                                                 TELEPHONE:  (313) 223-3500
                                                 FACSMILE:  (313) 223-3598
                                                 http://www.dickinson-wright.com

                                                 THOMAS D. HAMMERSCHMIDT, JR.
                                                 thammers@dickinson-wright.com
February 22, 1999                                (313) 223-3536



First Investors Management Company, Inc.
95 Wall Street
New York, NY 10005-4297

        Re:    First Investors Multi-State Insured Tax Free Fund

Gentlemen:

        We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related prospectus.

                                            Very truly yours,

                                            DICKINSON WRIGHT PLLC
                                            by:  /s/Thomas D. Hammerschmidt, Jr.
                                            Thomas D. Hammerschmidt, Jr.

TDH/